As filed with the Securities and Exchange Commission on June 21, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TPG RE Finance Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	36-4796967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

888 Seventh Avenue, 35th Floor

New York, New York 10106

Tel: (212) 601-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Doug Bouquard

Chief Executive Officer

TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Tel: (212) 601-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Christopher Leahy

Secretary

TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Tel: (212) 601-4700

Zachary Swartz

Vinson & Elkins L.L.P.

1114 Avenue of the Americas, 32nd Floor

New York, New York 10036

Tel: (212) 237-0000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2024

TPG RE Finance Trust, Inc.

2,647,059 Shares

Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 2,647,059 shares of our common stock, $0.001 par value per share (“common stock”), by PE Holder L.L.C., a Delaware limited liability company (the “selling stockholder”). We will not receive any proceeds from the sale of shares of our common stock covered by this prospectus. We will pay all expenses of the registration of the common stock and certain other expenses.

The registration of the offer and sale of shares of our common stock covered by this prospectus satisfies certain contractual obligations and does not necessarily mean that the selling stockholder identified in this prospectus will offer to sell any of the shares of common stock offered hereby.

The selling stockholder will act independently in making decisions with respect to the timing, manner and size of any sale or non-sale related transfer. The selling stockholder may sell these shares in one or more transactions (including one or more underwritten offerings) at the market price for our common stock prevailing at the time of sale, a price related to the prevailing market price, a negotiated price or such other price as the selling stockholder determines from time to time. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TRTX.” On June 20, 2024, the last reported price for our common stock on the NYSE was $8.65 per share.

Our common stock is subject to certain restrictions on ownership designed to preserve our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus.

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission, nor any state securities commission, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. Neither we nor the selling stockholder have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. Neither we nor the selling stockholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by such selling stockholder of the securities offered by it described in this prospectus.

Neither we nor the selling stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Except where the context suggests otherwise, the terms “our company,” “we,” “us,” and “our” refer to TPG RE Finance Trust, Inc., a Maryland corporation, and its subsidiaries; the term “Manager” refers to our external manager, TPG RE Finance Trust Management, L.P., a Delaware limited partnership; and the term “TPG” refers to TPG Inc., a Delaware corporation, and its affiliates.

TPG RE FINANCE TRUST, INC.

We are a commercial real estate finance company externally managed by our Manager, an affiliate of our sponsor TPG. We directly originate, acquire and manage commercial mortgage loans and other commercial real estate-related debt instruments in North America for our balance sheet. Our objective is to provide attractive risk-adjusted returns to our stockholders over time through cash distributions and capital appreciation. To meet our objective, we focus primarily on directly originating and selectively acquiring floating rate first mortgage loans that are secured by high quality commercial real estate properties undergoing some form of transition and value creation, such as retenanting, refurbishment or other form of repositioning. The collateral underlying our loans is located in primary and select secondary markets in the U.S. that we believe have attractive economic conditions and commercial real estate fundamentals. We conduct our operations as a REIT for U.S. federal income tax purposes. Our common stock is traded on the NYSE, under the symbol “TRTX”.

Our principal executive offices are located at 888 Seventh Avenue, 35th Floor, New York, New York 10106, and our telephone number is (212) 601-4700. Our web address is www.tpgrefinance.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus or any applicable prospectus supplement or any free writing prospectuses, you should carefully read and consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K as well as any risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain, or will contain, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will occur or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus and the documents incorporated by reference herein. Such risks, uncertainties and other factors include, but are not limited to, the following:

•	the general political, economic, regulatory, competitive and other conditions in the markets in which we invest;

•	the level and volatility of prevailing interest rates and credit spreads;

•	adverse changes in the real estate and real estate capital markets;

•	general volatility of the securities markets in which we participate;

•	changes in our business, investment strategies or target assets;

•	difficulty in obtaining financing or raising capital;

•	an inability to borrow incremental amounts or an obligation to repay amounts under our financing arrangements;

•	reductions in the yield on our investments and increases in the cost of our financing;

•	events giving rise to increases in our current expected credit loss reserve;

•	adverse legislative or regulatory developments, including with respect to tax laws, securities laws and the laws governing financing and lending institutions;

•

acts of God such as hurricanes, floods, earthquakes, wildfires, mudslides, volcanic eruptions, and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments;

•

global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, stress to the commercial banking systems of the U.S. and Western Europe, labor shortages, currency fluctuations and challenges in global supply chains;

•

the failure of any banks with which we and/or our borrowers have a commercial relationship could adversely affect, among other things, our borrower’s ability to access deposits or obtain financing on favorable terms or at all;

•

higher interest rates imposed by the Federal Reserve may lead to a decrease in prepayment speeds and an increase in the number of borrowers who exercise extension options, which could extend beyond the term of certain secured financing agreements we use to finance our loan investments;

•	reduced demand for office space, including as a result of the COVID-19 pandemic and/or hybrid work schedules which allow work from remote locations other than the employer’s office premises;

•	changes in the availability of attractive loan and other investment opportunities, whether they are due to competition, regulation or otherwise;

•

deterioration in the performance of properties securing our investments that may cause deterioration in the performance of our investments, adversely impact certain of our financing arrangements and our liquidity, and potentially expose us to principal losses on our investments;

•	defaults by borrowers in paying debt service or principal on outstanding indebtedness;

•	the adequacy of collateral securing our investments and declines in the fair value of our investments;

•	adverse developments in the availability of desirable investment opportunities, whether due to competition, regulation or otherwise;

•	difficulty or delays in redeploying the proceeds from repayments of our existing investments;

•	increased competition from entities engaged in mortgage lending and/or investing in our target assets;

•	difficulty in successfully managing our growth, including integrating new assets into our existing systems;

•	the cost of operating our platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company;

•	the availability of qualified personnel and our relationship with our Manager;

•	conflicts with TPG and its affiliates, including our Manager, the personnel of TPG providing services to us, including our officers, and certain funds managed by TPG;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption or exclusion from registration under the Investment Company Act of 1940, as amended;

•

authoritative U.S. generally accepted accounting principles or policy changes from standard-setting bodies such as the Financial Accounting Standards Board, the SEC, the Internal Revenue Service (“IRS”), the NYSE and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and

•	other factors, including those discussed under “Risk Factors” in the information incorporated by reference into this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update or revise any forward-looking statements included or incorporated by reference in this prospectus after the date hereof, either to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder in this offering.

SELLING STOCKHOLDER

On May 28, 2020, we entered into an Investment Agreement (the “Investment Agreement”) with the selling stockholder pursuant to which the selling stockholder purchased 9,000,000 shares of our 11.0% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and warrants to purchase up to 12,000,000 shares of our common stock (the “warrants”). In connection with the Investment Agreement, we also entered into (i) a Warrant Agreement, dated as of May 28, 2020, with the selling stockholder (the “Warrant Agreement”) governing the warrants and (ii) a Registration Rights Agreement, dated as of May 28, 2020, with the selling stockholder (the “Registration Rights Agreement”) which granted the selling stockholder certain registration rights with respect to shares of common stock received upon exercise of the warrants pursuant to the Warrant Agreement. On June 16, 2021, we redeemed all outstanding shares of the Series B Preferred Stock. On May 8, 2024, the selling stockholder exercised the warrants on a net-settlement basis pursuant to the Warrant Agreement, and we issued 2,647,059 shares of common stock to the selling stockholder.

The Investment Agreement contains certain provisions regarding board representation, voting agreements, and a standstill agreement. In accordance with the Investment Agreement and subject to the selling stockholder’s beneficial ownership of certain amounts of our securities as specified in the Investment Agreement, our board of directors agreed to cause one designee of the selling stockholder to be appointed a member of our board of directors and to nominate such designee at each annual meeting of the company’s stockholders, recommend that holders of our common stock vote to elect such designee, and use its reasonable efforts to cause the election to our board of directors of a slate of directors that includes such designee (the “director appointment right”). The selling stockholder designated Todd Schuster to serve as one of our directors pursuant to the director appointment right, and Mr. Schuster has served as one of our directors since July 2020.

The registration of the offer and sale of shares of our common stock covered by this prospectus satisfies certain contractual obligations specified in the Registration Rights Agreement.

This prospectus relates to the resale from time to time of up to a total of 2,647,059 shares of our common stock by the selling stockholder. The following table sets forth information with respect to the current beneficial ownership of the selling stockholder, the number of shares of common stock being offered hereby by the selling stockholder and information with respect to shares to be beneficially owned by the selling stockholder after completion of this offering, assuming all shares that may be offered from time to time by the selling stockholder pursuant to this prospectus are sold.

The number of shares and percentages of beneficial ownership set forth below are based on beneficial ownership as provided by the selling stockholder to the company and are based on the number of shares of our common stock issued and outstanding as of June 14, 2024.

Beneficial ownership is determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

	Shares of Common Stock beneficially owned prior to the offering		Maximum number of shares of Common Stock to be sold hereunder	Shares of Common Stock beneficially owned after sale of the maximum number of shares
Name of Selling Stockholder	Number	Percent	Number	Number	Percent
PE Holder, L.L.C.(1)	2,647,059	3.3%	2,647,059	—	—%

(1)

Based solely on information contained in a Schedule 13D/A filed with the SEC on May 10, 2024 by the selling stockholder, PE Holdings, L.L.C., a Delaware limited liability company (“PE Holdings”) is the sole member of the selling stockholder. SOF-XI U.S. Public MAR Holdings L.P., a Delaware limited partnership (“SOF-XI MAR Holdings”), is the sole member of PE Holdings and the managing member, member or limited partner for other entities affiliated with Starwood Entities (as defined below). Starwood XI Management Holdings GP, L.L.C., a Delaware limited liability company (“Starwood XI Management Holdings GP”), is the general partner of SOF-XI MAR Holdings and other entities affiliated with the Starwood Entities. Starwood XI Management, L.P., a Delaware limited partnership (“Starwood XI Management”), is the sole member of Starwood XI Management Holdings GP and the sole member, general partner or special limited partner of other entities affiliated with the Starwood Entities. Starwood XI Management GP, L.L.C. (“Starwood XI Management GP”) is the general partner of Starwood XI Management. Starwood Capital Group Global II, L.P., a Delaware limited partnership (“SCG Global II”) is the sole member of Starwood XI Management GP and other entities affiliated with the Starwood Entities. SCGG II GP, L.L.C., a Delaware limited liability company (“SCGG II GP”), is the general partner of SCG Global II and other entities affiliated with the Starwood Entities. Starwood Capital Group Holdings GP, L.L.C., a Delaware limited liability company (“SCG Holdings GP” and collectively with the selling stockholder, PE Holdings, SOF-XI MAR Holdings, Starwood XI Management Holdings GP, Starwood XI Management, Starwood XI Management GP, SCG Global II and SCGG II GP, the “Starwood Entities”), is the sole member of SCGG II GP, and the managing member or general partner of other entities affiliated with the Starwood Entities. BSS SCG GP Holdings, LLC, a Delaware limited liability company (“BSS SCG GP Holdings”), is the sole member of SCG Holdings GP, and the general partner or managing member of other entities affiliated with Barry S. Sternlicht. Barry S. Sternlicht is the managing member of BSS SCG GP Holdings.

As a result of the relationships of the Starwood Entities, BSS SCG GP Holdings, and Barry S. Sternlicht described in the preceding paragraph, each of PE Holdings, SOF-XI MAR Holdings, Starwood XI Management Holdings GP, Starwood XI Management, Starwood XI Management GP, SCG Global II, SCGG II GP, SCG Holdings GP, BSS SCG GP Holdings, and Barry S. Sternlicht may also be deemed to have beneficial ownership of the 2,647,059 shares of common stock beneficially owned by the selling stockholder. Each of PE Holdings, SOF-XI MAR Holdings, Starwood XI Management Holdings GP, Starwood XI Management, Starwood XI Management GP, SCG Global II, SCGG II GP, SCG Holdings GP, BSS SCG GP Holdings, and Barry S. Sternlicht may be deemed to share voting power and share dispositive power over the 2,647,059 shares of common stock beneficially owned by the selling stockholder.

The address of the selling stockholder, PE Holdings, and SOF-XI MAR Holdings is 591 West Putnam Avenue, Greenwich, Connecticut 06830. The address of Starwood XI Management Holdings GP, Starwood XI Management, Starwood XI Management GP, SCG Global II, SCGG II GP, SCG Holdings GP, BSS SCG GP Holdings, and Barry S. Sternlicht is 2340 Collins Avenue, Miami Beach, Florida 33139.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to the selling stockholder to permit the resale of these shares of common stock by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock covered by this prospectus. We will pay all expenses of the registration of the common stock and certain other expenses.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by the selling stockholder and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by the selling stockholder and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder is not obligated to, and there is no assurance that the selling stockholder will, sell all or any of the shares we are registering. The selling stockholder may transfer, devise or gift such shares by other means not described in this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, the selling stockholder or broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify and hold harmless, to the full extent permitted by law, the selling stockholder and, as applicable, each shareholder, member, limited or general partner of the selling stockholder, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective affiliates, officers, directors, shareholders, employees, advisors, and agents and each person who controls (within the meaning of the Securities Act or the Exchange Act) such persons and each of their respective representatives from and against certain liabilities incurred in connection with the registration of the selling stockholder’s shares.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

The following description of the rights and preferences of our capital stock is only a summary. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, the Maryland General Corporation Law (the “MGCL”), our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 302,500,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, $0.001 par value per share, of which 125 shares are classified and designated as 12.5% Series A Cumulative Non-Voting Preferred Stock, $0.001 par value per share, and 8,050,000 shares are classified and designated as shares of our 6.25% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”). Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of capital stock or the number of shares of capital stock of any class or series with the approval of a majority of our entire board of directors and without stockholder approval. As of June 14, 2024, 80,235,714 shares of our common stock were issued and outstanding and 8,050,000 shares of our Series C Preferred Stock were issued and outstanding.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights of any other class or series of shares of capital stock, including our Series C Preferred Stock, and to the provisions of our charter regarding the restrictions on ownership and transfer of our capital stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and other liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our capital stock and except as may otherwise be specified in the terms of any class or series of shares of our capital stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of capital stock, the holders of such shares of our common stock will possess the exclusive voting power.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of capital stock, holders of shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with or into or convert into another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of our shares of capital stock and the vote required to amend these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter. Because our operating assets may be held by our subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

General

We are authorized to issue 100,000,000 shares of preferred stock. Our charter provides that our board of directors has the authority, without action by our stockholders, to classify, designate and issue shares of preferred stock in one or more classes or series and to fix the designation, number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of any class or series of preferred stock.

Description of Series C Preferred Stock

On June 9, 2021, we filed Articles Supplementary (the “Articles Supplementary”) to our charter with the State Department of Assessments and Taxation of Maryland, which classified and designated 8,050,000 shares of our Series C Preferred Stock with the powers, designations, preferences and other rights as set forth therein. On June 14, 2021, we issued 8,050,000 shares of the Series C Preferred Stock, all of which remain outstanding as of June 21, 2024. The Series C Preferred Stock is listed on the NYSE under the trading symbol “TRTX PRC.”

Ranking

The Series C Preferred Stock ranks, with respect to distribution rights and rights upon our liquidation, dissolution or winding up:

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senior to our common stock and any class or series of our capital stock expressly designated as ranking junior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up (“Junior Stock”);

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on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up (“Parity Stock”); and

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junior to any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up (“Senior Stock”).

Dividends

Subject to the preferential rights of holders of any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to dividend rights, holders of shares of the Series C Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of assets legally available for the payment of dividends, cumulative cash dividends at the rate of 6.25% per annum of the $25.00 per share liquidation preference, which is equivalent to $1.5625 per annum per share of Series C Preferred Stock. Dividends on the Series C Preferred Stock will accrue and be cumulative from (and including) the original date of issuance of any shares of Series C Preferred Stock.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of shares of the Series C Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value, as determined by our board of directors, of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of the payment. Holders of shares of Series C Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of shares of our common stock and any other class or series of Junior Stock. The rights of holders of shares of Series C Preferred Stock to receive their liquidation preference would be subject to the preferential rights of the holders of shares of Senior Stock that we may issue in the future.

Redemption

We may not redeem the Series C Preferred Stock prior to June 14, 2026, except under circumstances intended to preserve our qualification as a REIT for U.S. federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Articles Supplementary). On and after June 14, 2026, upon no fewer than 30 days’ nor more than 60 days’ written notice, we may, at our option, redeem the Series C Preferred Stock, in whole, at any time, or in part, from time to time, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares).

In the event of a Change of Control, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred by paying $25.00 per share of Series C Preferred Stock, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares).

Conversion Rights

Except to the extent that we have elected to exercise our optional redemption right or our special optional redemption right by providing a notice of redemption prior to the Change of Control Conversion Date (as defined in the Articles Supplementary), upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	3.723 (the “Share Cap”), subject to certain adjustments.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations with respect to our common stock.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series C Preferred Stock will receive upon conversion of such shares of Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control.

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series C Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participated in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash, (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

Voting Rights

Holders of Series C Preferred Stock generally will have no voting rights. However, if dividends on the Series C Preferred Stock are in arrears for six quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the number of directors constituting the board of directors will be increased by two (if not already increased due to a similar arrearage with respect to any Voting Parity Stock (as defined below)) and the holders of Series C Preferred Stock (voting together as a single class with the holders of any other class or series of shares of Parity Stock upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”)) will be entitled to vote for the election of two additional directors to serve on our board of directors (the “Preferred Stock Directors”) at a special meeting called by the holders of at least 33% of the outstanding shares of Series C Preferred Stock (or the holders of at least 33% of the outstanding shares of Voting Parity Stock) if such request is received 90 or more days before the date fixed for the next annual meeting of stockholders, or, if the request is received less than 90 days before the next annual meeting of stockholders, at the next annual meeting of stockholders, or at our sole discretion, a separate special meeting of stockholders to be held no later than 90 days after our receipt of such request, and thereafter at each subsequent annual meeting of stockholders until all accumulated dividends on the shares of Series C Preferred Stock for the past dividend periods and the then-current dividend period have been fully paid. The Preferred Stock Directors will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series C Preferred Stock and the outstanding shares of Voting Parity Stock (voting together as a single class) in the election to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described below, whichever occurs earlier.

If and when all accumulated dividends in arrears for all past dividend periods and dividends for the then-current dividend period on the Series C Preferred Stock shall have been paid in full, the holders of shares of Series C Preferred Stock will immediately be divested of the voting rights described above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends for past dividend periods and the dividends for the then-current dividend period have been paid in full on all outstanding shares of Voting Parity Stock, the term of office of each Preferred Stock Director so elected will immediately terminate and the number of directors will be reduced accordingly. Any Preferred Stock Director may be removed at any time, but only for cause (as defined in our charter), by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of at least two-thirds of the outstanding shares of Series C Preferred Stock (when they have the voting rights described above) and the holders of any outstanding shares of Voting Parity Stock (voting together as a single class). So long as a Preferred Dividend Default continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of the outstanding shares of Series C Preferred Stock when they have the voting rights described above and the holders of any outstanding shares of Voting Parity Stock (voting together as a single class). The Preferred Stock Directors will each be entitled to one vote per director on any matter.

So long as any Series C Preferred Stock remains outstanding, we will not:

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authorize or create, or increase the authorized or issued amount of, any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, or reclassify any authorized shares of our capital stock into any such senior shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities, without the affirmative vote of the holders of at least two-thirds of the then-outstanding shares of Series C Preferred Stock and the holders of any outstanding shares of Voting Parity Stock (voting together as a single class); or

•

amend, alter or repeal the provisions of our charter (including the Articles Supplementary), whether by merger, consolidation, conversion or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock at the time (voting as a separate class).

Notwithstanding the preceding sentence, with respect to the occurrence of a merger, consolidation, conversion or a sale or lease of all of our assets as an entity, so long as shares of Series C Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of shares of Series C Preferred Stock receive shares of, or options, warrants or rights to purchase or subscribe for shares of, capital stock with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to those of the Series C Preferred Stock, then the occurrence of any such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock or the holders thereof. In addition, any increase in the amount of authorized Series C Preferred Stock or the creation or issuance, or increase in the amounts authorized, of Junior Stock or any other class or series of Parity Stock, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock or the holders thereof.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed all outstanding shares of Series C Preferred Stock.

In any matter in which the holders of shares of Series C Preferred Stock are entitled to vote separately as a single class, each share of Series C Preferred Stock will be entitled to one vote. If the holders of shares of Series C Preferred Stock and the holders of outstanding shares of Voting Parity Stock are entitled to vote together as a single class on any matter, the Series C Preferred Stock and the shares of the Voting Parity Stock will have one vote for each $25.00 of liquidation preference.

Transfer Agent and Registrar

Our transfer agent and registrar is Equiniti Trust Company, LLC.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of capital stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of shares of our capital stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series. Therefore, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our then-existing stockholders.

Power to Increase or Decrease Authorized Shares of Common Stock and Preferred Stock and Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors, without a stockholder vote, to amend our charter to increase or decrease the aggregate number of authorized shares of our common stock or preferred stock, to authorize us to issue additional shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of common stock or preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Any additional classes or series of our common stock or preferred stock, as well as the additional authorized shares of our common stock or preferred stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any class or series of our common stock or preferred stock, including our Series C Preferred Stock, or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series of our common stock or preferred stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our then-existing stockholders.

Restrictions on Ownership and Transfer

In order for us to continue to qualify as a REIT for U.S. federal income tax purposes, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended (the “Code”), to include certain entities) during the last half of a taxable year.

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of certain constructive ownership provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock (which we refer to as the “ownership limit”). A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as described below, is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the person or entity would have been a beneficial or constructive owner or, if appropriate, a record owner of shares of our capital stock in violation of the ownership limit or other restrictions set forth in our charter.

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our capital stock), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of the class or series of our capital stock and thereby subject the shares to the ownership limit.

Our board of directors may, in its sole discretion, prospectively or retroactively, exempt a person from the ownership limit for one or more classes and/or series of our capital stock. However, our board of directors may not exempt any person whose ownership of our outstanding stock would result in our failing to continue to qualify as a REIT. In order to be considered by our board of directors for exemption, a person also must provide such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption would not cause us to fail to continue to qualify as a REIT. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our continued qualification as a REIT and may impose such conditions and restrictions as it deems appropriate.

Our board of directors may from time to time increase or decrease the ownership limit for one or more classes or series of our stock and for one or more persons; provided, however, that any decrease may be made only prospectively as to existing holders; and provided, further, that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own in the aggregate more than 49.9% in value of the shares then outstanding or we would otherwise fail to qualify as a REIT. The reduced ownership limit will not apply to any person or entity whose percentage ownership of shares of our capital stock of a class or series is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage of ownership of our capital stock of such class or series equals or falls below the decreased ownership limit, but any further acquisition of shares of our capital stock of such class or series by such person (other than a person subject to an excepted holder limit) will be in violation of the ownership limit.

Our charter provisions further prohibit:

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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year) or otherwise cause us to fail to qualify as a REIT; and

•

any person from transferring shares of our capital stock if such transfer would result in shares of our capital stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on ownership and transfer or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a trust pursuant to the terms of our charter will be required to give immediate notice or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the applicable restriction or limitation is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any transfer of shares of our capital stock would result in shares of our capital stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our capital stock or any other event would otherwise result in any person violating the ownership limit or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred, without further action by us or any other party, to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be paid to the trustee upon demand to be held in trust for the charitable beneficiary and any dividend or other distribution authorized but unpaid must be paid when due to the trustee. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the purported transfer of the shares that would cause a violation of the charter will be void, and the intended transferee will acquire no rights in such shares.

Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve the prohibited owner giving value to the shares (such as a devise or gift), the Market Price (as such term is defined in our charter) on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (2) the Market Price on the date we accept, or our designee accepts, such offer. We may reduce the price payable to the prohibited owner by the amount of distributions paid to the prohibited owner and owed to the trustee. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any other amounts held by the trustee with respect to such shares of our capital stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of our shares to the trust, sell the shares to a person designated by the trustee who could own the shares without violating the ownership limit and the other restrictions on ownership and transfer of our stock. After that, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve the prohibited owner giving value to the shares, the Market Price on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of distributions paid to the prohibited owner and owed to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any other amounts held by the trustee with respect to such shares. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of our capital stock are sold by a prohibited owner, then (a) such shares will be deemed to have been sold on behalf of the trust and, (b) to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to this paragraph, such excess amount must be paid to the trustee upon demand. The prohibited owner has no voting or other rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary or beneficiaries. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole and absolute discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines that a proposed transfer would violate the restrictions on ownership and transfer of shares of our capital stock set forth in our charter, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his, her or its name and address, the number of shares of each class and/or series of our stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect, if any, of his, her or its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder and each person (including the stockholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner must, upon demand, provide us with such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limit.

This ownership limit could delay, defer or prevent a transaction or a change in control that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of certain terms of our charter and bylaws and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. See “Where You Can Find More Information.”

Number of Directors; Vacancies

Our charter and bylaws provide that the number of directors we have may be established only by our board of directors and may not be fewer than the minimum number required by the MGCL. Pursuant to our bylaws, the number of directors may not be more than 12. Our charter also provides that, except as may be provided by our board of directors in setting the terms of any class or series of our capital stock, any vacancy on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any individual elected to fill such a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Pursuant to our bylaws, a plurality of all the votes cast in the election of directors at a meeting of stockholders at which a quorum is present is sufficient to elect a director. There is no cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors can elect all of the directors then standing for election, and the holders of the remaining shares of such capital stock will not be able to elect any directors. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting will constitute a quorum at any meeting of stockholders.

Removal of Directors

Our charter provides that, subject to the rights of any class or series of preferred stock, including the Series C Preferred Stock, a director may be removed only for cause and then only by the affirmative vote of at least two-thirds of all the votes of stockholders entitled to be cast generally in the election of directors. For purposes of director removal, cause means, with respect to any particular director, a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from removing incumbent directors except upon a two-thirds affirmative vote and with cause and then filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding capital stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of shares of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted any business combination between us and any other person, provided that such business combination is first approved by our board of directors.

These provisions of the MGCL could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our then existing common stockholders.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of capital stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the corporation; or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares of capital stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the direct or indirect acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting, or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws currently contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our capital stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Corporate Opportunities

Our charter provides that, if any of our directors or officers who is also a partner, advisory board member, director, officer, manager, member, or shareholder of TPG (any such director or officer, a “TPG Director/Officer”) acquires knowledge of a potential business opportunity, we renounce, on our behalf and on behalf of our subsidiaries, any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted from time to time by Maryland law. Accordingly, to the maximum extent permitted from time to time by Maryland law, (1) no TPG Director/Officer is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (2) the TPG Director/Officer, on his or her own behalf or on behalf of TPG, will have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than us.

The taking by a TPG Director/Officer for himself or herself, or the offering or other transfer to another person or entity, of any potential business opportunity whether pursuant to our charter or otherwise, will not constitute or be construed or interpreted as (1) an act or omission of the TPG Director/Officer committed in bad faith or as the result of active or deliberate dishonesty or (2) receipt by the TPG Director/Officer of an improper benefit or profit in money, property, services or otherwise.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. In addition, the chairman of our board of directors, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the procedural requirements for requesting a special meeting of our stockholders set forth in our bylaws, a special meeting of our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendments to Our Charter and Bylaws

Except for amendments related to increasing or decreasing the aggregate number of authorized shares of our common stock or preferred stock, to authorize us to issue additional shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and certain ministerial changes (which may be approved without any action by our stockholders), our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of our shares of capital stock and the vote required to amend these provisions will be valid only if declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter.

Our board of directors is expressly authorized to amend or repeal any provision of our bylaws and to make new bylaws. In addition, our bylaws may be amended or repealed, and new bylaws may be adopted by our stockholders, without the approval of our board of directors, by the affirmative vote of a majority of the votes entitled to be cast on the matter by our stockholders entitled to vote generally in the election of directors.

Dissolution of Our Company

The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected in our charter to be subject to the provision of Subtitle 8 that provides that vacancies on our board of directors may be filled only by the remaining directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director, which removal will be allowed only for cause, (2) vest in our board of directors the exclusive power to fix the number of directorships and (3) require, unless called by the chairman of our board of directors, chief executive officer, president or our board of directors, the written request of the stockholders entitled to cast a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who is a stockholder of record as of the record date for the annual meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each such nominee or on such other business and who has complied with the advance notice provisions set forth in our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than 5:00 p.m., Eastern Time, on the 120th day before the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is a stockholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of such nominee and who has complied with the advance notice provisions set forth in our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than 5:00 p.m., Eastern Time, on the later of the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our common stockholders, including business combination and control share provisions, provisions on removal of directors and filling vacancies of our board, restrictions on transfer and ownership of our stock and advance notice requirements for director nominations and stockholder proposals. See “—Business Combinations,” “—Control Share Acquisitions” and “—Maryland Unsolicited Takeovers Act” above.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was (1) committed in bad faith or (2) the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation, or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, such indemnification is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•

any individual who is a present or former director or officer of our company and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have entered into customary indemnification agreements with each of our directors and executive officers obligating us to indemnify them to the maximum extent permitted under Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Under the management agreement between our Manager and us (our “Management Agreement”), our Manager maintains a contractual as opposed to a fiduciary relationship with us, which limits our Manager’s obligations to us to those specifically set forth in our Management Agreement. The ability of our Manager and its officers and other personnel of TPG provided to our Manager, including our chairman and executive officers, to engage in other business activities may reduce the time they spend managing us.

Exclusive Forum for Certain Litigation

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf other than actions arising under the federal securities laws, (2) any action asserting a claim of breach of any duty owed by any director or officer or other employee of ours to us or to our stockholders, (3) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the MGCL or our charter or bylaws, or (4) any action asserting a claim against us or any director or officer or other employee of ours (if any) that is governed by the internal affairs doctrine.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock by U.S. Holders and Non-U.S. Holders (each, as defined below). For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “TPG RE Finance Trust, Inc.,” “we,” “our” and “us” mean only TPG RE Finance Trust, Inc. and not its regarded subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek a ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate our company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions or broker-dealers;

•	insurance companies;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	persons who hold our common stock on behalf of other persons as nominees;

•	persons who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Code);

•	persons holding our common stock through a partnership or similar pass-through entity;

•

except to the extent discussed below, “qualified shareholders” as defined in Section 897(k)(3)(A) of the Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements; and

•	except to the extent discussed below, tax-exempt organizations and foreign investors.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

This summary assumes that investors will hold our common stock as a capital asset, which generally means as property held for investment.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, a state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

The term ”Non-U.S. Holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of holding our common stock will depend on the holder’s particular tax circumstances. For example, a holder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of TPG RE Finance Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our common stock as nominees on behalf of tax-exempt organizations.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section and the opinion of Vinson & Elkins L.L.P. referred to below are based on the Code, current, temporary and proposed U.S. Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that received the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, U.S. Treasury Regulations, administrative interpretations, and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in applicable law, no assurance can be provided that statements made in this section, which do not bind the IRS or the courts, will not be challenged by the IRS or sustained by a court if so challenged. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences, including estate tax consequences, to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common stock and our election to be taxed as REIT.

Taxation of TPG RE Finance Trust, Inc.

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ended December 31, 2014. We have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and we believe that our current organization and intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.

Vinson & Elkins L.L.P. has acted as our tax counsel in connection with the filing of this prospectus and our U.S. federal income tax status as a REIT. In connection with the filing of this prospectus, we will receive an opinion of Vinson & Elkins L.L.P. to the effect that we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2014 through December 31, 2023, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable years ending December 31, 2024 and thereafter. It must be emphasized that the opinion of Vinson & Elkins L.L.P. will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Vinson & Elkins L.L.P. or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Vinson & Elkins L.L.P. will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain REIT qualification.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be monitored or reviewed on a continuing basis by Vinson & Elkins L.L.P. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT. For a discussion of the tax consequences of failure to qualify as a REIT. See “—Failure to Qualify.”

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we continue to qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Under current law, most U.S. Holders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), not including the 3.8% Medicare tax described below. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate. However, through the 2025 tax year, ordinary REIT dividends constitute “qualified business income,” and thus a 20% deduction is available to individual taxpayers with respect to such dividends, resulting in a maximum U.S. federal income tax rate of 29.6%, not including the 3.8% Medicare tax, through the 2025 tax year. See “Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

Any net operating losses (“NOLs”), foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “Taxation of Stockholders.”

Even if we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate income tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions”, and “—Foreclosure Property.”

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property”, we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•

To the extent we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a taxable mortgage pool (a “TMP”)) or a residual interest in a real estate mortgage investment conduit (a “REMIC”), we could be subject to corporate level U.S. federal income tax at a 21% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. To the extent that we own a REMIC residual interest or a TMP through a taxable REIT subsidiary (a “TRS”), we will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of such a TRS. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we violate any of the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed, and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders. See “—Requirements for Qualification—General.”

•

A 100% tax may be imposed on some payments we receive (or on certain expenses deducted by any TRS, and on income imputed to any TRS for services rendered to or on behalf of us), if arrangements among us and our TRSs do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable (currently 21%) if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

•	The earnings of any subsidiaries that are subchapter C corporations, excluding any qualified REIT subsidiaries, but including any TRSs, are subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated. Moreover, as described further below, our TRSs will be subject to U.S. federal, state and local corporate income tax on their taxable income.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, or by application of certain attribution rules, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

(7)	that meets other tests described below, including with respect to the nature of its income and assets and its required distributions;

(8)

that elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status; and

(9)	that uses the calendar year as its taxable year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

The Code provides that conditions (1) through (4), (7), (8) and (9) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2014). In addition, our charter restricts the ownership and transfer of our stock which is intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (that is, the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these recordkeeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury Regulations to submit a statement with your tax return disclosing the actual ownership of our stock and other information.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests”) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Affiliated REITs. We have formed, and may in the future form, or acquire equity in, entities which have elected to be taxed as REITs. Each of these entities must meet all of the REIT qualification tests discussed herein. Each of them also may be subject to tax on certain of its income as described above. Depending on the percentage of our ownership in any subsidiary REIT, we have and may make protective TRS elections with respect to such subsidiary REIT. If the IRS respects our protective TRS elections with respect to such subsidiary REIT, the failure of such subsidiary REIT to qualify as a REIT would only cause us to fail to qualify as a REIT to the extent that the total value of interests in TRSs represent more than 20% of our assets. See “—Asset Tests.”

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the value prong of the 10% asset test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below) that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other non-corporate entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—or is classified as a TRS, the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a REIT, a TRS or a qualified REIT subsidiary. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income to the extent of the TRS’s earnings and profits. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and gross income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, could be treated in our hands as prohibited transactions.

Generally, deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, NOLs or the pass-through income deduction (and for taxable years before 2022, excludes depreciation and amortization). Such limitations may impact the amount of U.S. federal income tax paid by any of our TRSs. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT, such as intercompany loans, or the

REIT’s tenants that are not conducted on an arm’s-length basis. We intend to scrutinize all of our transactions with our TRSs and to conduct such transactions on an arm’s-length basis; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may hold assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of our assets. In general, we intend that loans that we originate or purchase, and properties that we purchase or receive upon foreclosure, with an intention of promptly selling them that might expose us to a 100% tax on “prohibited transactions” will be originated or transferred to and sold by a TRS. The TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS would in general mark all the loans and other applicable securities it holds on the last day of each taxable year to their market value, and would recognize ordinary income or loss on such loans and securities with respect to such taxable year as if they had been sold for that value on that day. In addition, the TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income tests on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” dividends received from other REITs, income and gain from foreclosure property, specified income from temporary investments, and gain from the sale of “real estate assets” (excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT which is required to file annual and periodic reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property) not held for sale to customers (the “75% gross income test”). Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property (the “95% gross income test,” and together with the 75% gross income test, the “gross income tests”). Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both gross income tests. See “—Derivatives and Hedging Transactions.”

Interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. However, in the case of mortgage loans secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage loan is a qualifying asset for the 75% asset test and the related interest income qualifies for purposes of the 75% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from the sale of the underlying property, which generally will be qualifying income for purposes of both gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

In the past, we have invested in, and may in the future invest in, commercial mortgage-backed securities (“CMBS”) that are either pass-through certificates or collateralized loan obligations. We expect that any such CMBS will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that substantially all interest income from our CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% gross income test to the extent that such loans are secured by real property, as discussed above. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC regular interests are benefitted by interest swap or cap contracts or other derivative instruments that could produce some non-qualifying income for the holder of the REMIC regular interests. We intend to invest in any CMBS in a manner consistent with our qualification as a REIT.

We also invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. If a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans as producing qualifying income for both gross income tests.

We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests.

We have invested and will continue to invest in construction loans, the interest from which will be qualifying income for purposes of the gross income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year, and other requirements are met. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that will secure the loan and that are to be constructed from the proceeds of the loan.

We currently, and may in the future, own real property acquired as a result of foreclosure or received via deed in lieu of foreclosure. Rents received by us from such real property will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the current and accumulated earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fees will generally be qualifying income for purposes of both gross income tests if they are received in consideration for entering into agreements to make loans secured by real property or interests in real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of the gross income tests, provided that specified requirements are met, including the requirements that the instrument is entered into during the ordinary course of our business, hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”), and is properly identified as a hedge along with the risk that it hedges within prescribed time periods. In addition, if we have entered into a qualifying hedging transaction (an “Original Hedge”), and a portion of the hedged indebtedness is extinguished or the related property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the Original Hedge transaction (a “Counteracting Hedge”), income from the Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge and the Counteracting Hedge) will not be treated as gross income for purposes of the gross income tests. Income and gain from all other hedging transactions will not be qualifying income for either gross income test. See “—Derivatives and Hedging Transactions.” In addition, certain foreign currency gains, if any will be excluded from gross income for purposes of one or both of the gross income tests.

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both gross income tests.

If we fail to satisfy one or both of the gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet one or both of the gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the applicable gross income test for such taxable year in accordance with U.S. Treasury Regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy several tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital (the “75% asset test”). For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property (and including personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property”), stock of other REITs, CMBS structured as grantor trusts or interests in REMICs and mortgage loans, and debt instruments issued by “publicly offered REITs.” Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets (the “5% asset test”). Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value (the “10% asset test”). The 5% asset test and 10% asset test do not apply to securities of TRSs and qualified REIT subsidiaries, debt of “publicly offered REITs,” or securities that are “real estate assets,” and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets. Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.

Notwithstanding the general rule, as noted above, that for purposes of the gross income tests and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the value prong of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test (by value) described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitutes, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the value prong of the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the value prong of the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

In the past, we have invested in, and may in the future invest in, CMBS that are either pass-through certificates or collateralized loan obligations. We expect that any such CMBS will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We intend to invest in any CMBS in a manner consistent with our qualification as a REIT.

Any interests that we hold in a REMIC, including CMBS that are structured as interests in REMICs, will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the gross income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC or in a TMP, from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any NOLs otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income (“UBTI”) in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption to the extent allocable to foreign stockholders.

Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the gross income tests, depending upon the circumstances and the specific structure of the investment.

In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT status.

As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test and the 10% asset test. See “—Income Tests.” Although we may make some mezzanine loans that do not qualify for that safe harbor, we believe that our mezzanine loans should be treated as qualifying assets for the 75% asset test or should qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% asset test. We intend to make such investments in such a manner as not to fail the asset tests described above.

We have entered into secured revolving repurchase facilities under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the secured revolving repurchase facility, in which case we could fail to qualify as a REIT.

We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. One such provision allows a REIT which fails one or more of the asset tests to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% asset test and 5% asset test, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(1)	the sum of

(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(b)	90% of our net income (after tax), if any, from foreclosure property (as described below), minus

(2)	the sum of specified items of noncash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In the event that we are not a “publicly offered REIT,” in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. The preferential dividend rule does not apply to “publicly offered REITs.” Currently, we are a “publicly offered REIT.”

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their common stock by the difference between (1) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

To the extent that we have available NOLs carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Any distributions made with respect to such tax years into which NOLs have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings and profits for such tax year. See “—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, and (b) the amounts of income we retained and on which we paid corporate income tax. In making this calculation, the amount that a REIT is treated as having “actually distributed” during the current taxable year is both the amount distributed during the current year and the amount by which the distributions during the prior year exceeded its taxable income and capital gain for that prior year (the prior year calculation uses the same methodology so, in determining the amount of the distribution in the prior year, a REIT looks back to the year before and so forth).

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. This may be an issue, in particular, with respect to our investments in distressed or modified debt instruments. See “—Timing Differences Between Receipt of Cash and Recognition of Income.” Potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or TMPs;

•	loans or CMBS held as assets that are issued or acquired at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In addition, we generally will be required to include certain amounts in our taxable income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments (including mortgage loans and mezzanine loans) or any CMBS, including original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable stock dividends or in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder.

The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. Although we have no current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, our stockholders may be required to pay tax in excess of the cash that they receive.

A taxpayer’s net interest expense deduction may be limited to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, NOLs and, for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitations at the partnership level. A “real property trade or business” may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. As a mortgage REIT, we do not believe that our business constitutes a real property trade or business. However, as a mortgage REIT, we do not believe we will be negatively impacted by the 30% limitation on the deductibility of interest because interest expense may be fully deducted to the extent of interest income. Any TRSs that we own which have borrowed either from us or third parties, however, may be negatively impacted. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships).

In addition, the NOL deduction is generally limited to 80% of taxable income (before the deduction). REITs may indefinitely carry forward, but not carry back, NOLs.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year but treated as an additional distribution to our shareholders in the year such dividends are paid. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our shareholders on December 31 of the year in which they are declared to the extent of our earnings and profits.

Timing Differences Between Receipt of Cash and Recognition of Income

Due to the nature of the assets in which we invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We will generally accrue market discount during the term of the debt instrument and report the accrued market discount as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If that turned out not to be the case, and we eventually collected less on the debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would be a bad debt deduction available to us at that time. Nevertheless, our (and our stockholders’) ability to benefit from that bad debt deduction would depend on our having taxable income in that later taxable year. REITs may not carry back NOLs, so this possible “income early, losses later” phenomenon could adversely affect us and our stockholders if it were persistent and in significant amounts.

Some of our debt instruments may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instrument, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and income will be accrued based on the assumption that all future payments due on the debt instrument in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instrument are not made.

In addition, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If such amendments are “significant modifications” under the applicable U.S. Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis, or a gain to the extent that the fair market value of such debt instrument at such time was greater than the instrument’s tax basis.

In addition, in the event that any debt instruments or CMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate debt instruments or CMBS at the stated rate regardless of whether corresponding cash payments are received.

In addition, we generally will be required to include certain amounts in our taxable income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments (including mortgage loans and mezzanine loans) or any CMBS, including original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule remains unclear at this time.

Finally, we may be required under the terms of indebtedness that we incur (including certain securitizations), to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to raise funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. We intend to structure our activities to avoid transactions that are prohibited transactions.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate income tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Foreign Investments

We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Foreign currency gains would generally be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “—Income Tests.”

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by U.S. Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under either of the gross income tests (or any asset that produces such income) which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (3) any transaction entered into to “offset” a transaction described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property is disposed of, will not constitute gross income for purposes of the gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a TMP under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the U.S. Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

Our financing and securitization arrangements could give rise to TMPs, with the consequences described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any NOLs otherwise available to the stockholder;

•	is subject to tax as UBTI in the hands of stockholders that are otherwise generally exempt from U.S. federal income tax; and

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption to the extent allocable to foreign stockholders.

See “—Taxation of Stockholders.” Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 21%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. U.S. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make any such determinations using a reasonable method. However, there can be no assurance that the IRS would not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more stockholders could be significantly increased. Tax-exempt investors, foreign investors and taxpayers with NOLs should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income tests or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. However, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary. See “—Partnership Audit Rules.” We will include in our income our proportionate share of these partnership items for purposes of the gross income tests and in computation of our REIT taxable income. Moreover, for purposes of the asset tests, we will include in our calculations our proportionate share of any assets held by partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the value prong of the 10% asset test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “Taxation of TPG RE Finance Trust, Inc.—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

We may in the future acquire limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures. If a partnership or limited liability company in which we own an interest takes, or expects to take, actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

It is unclear how distributions treated as “guaranteed payments” from a partnership received by a REIT with respect to a preferred equity investment should be treated for purposes of applying the REIT requirements. We will monitor any preferred equity investments that we make in subsidiary partnerships to ensure our REIT compliance.

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests or the gross income tests as discussed in “Taxation of TPG RE Finance

Trust, Inc.—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “Taxation of TPG RE Finance Trust, Inc.—Asset Tests,” “—Income Tests” and “—Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Code and the U.S. Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a ”book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the U.S. Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Partnership Audit Rules

Under the rules applicable to U.S. federal income tax audits of partnerships, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level, unless certain alternative methods are available to the partnership and the partnership elects to use them. It is possible that these provisions could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of those partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Taxation of Stockholders

Taxation of Taxable U.S. Holders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. Holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be treated as dividends and taken into account by U.S. Holders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal income tax rate) for qualified dividends received by U.S. Holders that are individuals, trusts and estates from taxable C corporations. Such U.S. Holders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that certain holding requirements are met and the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

•	dividends received by the REIT from TRSs or other taxable C corporations, or

•	income in the prior taxable year from the sales of ”built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income.” The 20% deduction for qualified REIT dividends results in a maximum 29.6% federal income tax rate on REIT dividends. To qualify for this deduction, the stockholder receiving such dividend must hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. Without further legislation, this deduction will sunset after 2025.

Dividends that we designate as capital gain dividends will generally be taxed to U.S. Holders as long-term capital gains, to the extent that such dividends do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such dividend has held our common stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our U.S. Holders as having received, solely for tax purposes, our undistributed capital gains, and the U.S. Holders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of TPG RE Finance Trust, Inc.—Annual Distribution Requirements.” The aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividends” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration that are treated as paid with respect to such year. Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. Holders that are individuals, trusts and estates, not including the 3.8% Medicare tax described below (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at up to a 25% rate, not including the 3.8% Medicare tax) and 21% in the case of U.S. Holders that are taxable C corporations.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. Holder’s shares of our common stock in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. Holder’s shares of our common stock. To the extent that such distributions exceed the adjusted basis of a U.S. Holder’s shares, the U.S. Holder generally must include such distributions in income as capital gain. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year to the extent of our earnings and profits, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available NOLs and net capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements and/or the amount of taxable undistributed capital gains. See “Taxation of TPG RE Finance Trust, Inc.—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. Holders and do not offset income of U.S. Holders from other sources. In addition, any distributions made with respect to such tax years into which NOLs have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent that we have current earnings and profits.

In certain circumstances, we may make a taxable distribution of our common stock as part of a distribution in which stockholders may elect to receive stock or (subject to a limit measured as a percentage of the total distribution) cash. In this circumstance, a U.S. Holder generally must include the sum of the value of our common stock and the amount of cash received in its gross income as dividend income to the extent that such U.S. Holder’s share of the distribution is made out of its share of the portion of our current and accumulated earnings and profits allocable to such distribution. The value of any of our common stock received as part of a distribution is generally equal to the amount of cash that could have been received instead of our common stock. Depending on the circumstances of the U.S. Holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. Holder would have to pay the tax using cash from other sources. A U.S. Holder that receives our common stock pursuant to a distribution generally will have a tax basis in such common stock equal to the amount of cash that would have been received instead of our common stock as described above, and a holding period in such common stock that begins on the day following the payment date for the distribution.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. Holder, that income will be taxable in the hands of the U.S. Holder and would not be offset by any NOLs of the U.S. Holder that would otherwise be available. See “Taxation of TPG RE Finance Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Our Common Stock. In general, capital gains recognized by U.S. Holders that are individuals, trusts and estates upon the sale or disposition of our common stock will be subject to a maximum U.S. federal income tax rate of 20%, not including the 3.8% Medicare tax described below, if the common stock is held for more than one year, and will be taxed at substantially higher ordinary income rates of up to 37%, not including such Medicare tax, if the common stock is held for one year or less. Gains recognized by U.S. Holders that are C corporations are subject to U.S. federal income tax at the highest applicable corporate income tax rate (currently 21%), whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of our common stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of individuals, trusts and estates who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. Holder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Contribution Tax on Unearned Income. A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividends, and net gains from the disposition of stock, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

Information Reporting and Backup Withholding. A U.S. Holder may be subject to information reporting and/or backup withholding with respect to distributions on our common stock, and depending on the circumstances, the proceeds of a sale or other taxable disposition of our common stock. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding at a current rate of 24% with respect to distributions unless it (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.

Taxation of Non-U.S. Holders

The following discussion is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our common stock applicable to Non-U.S. Holders. This discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income taxation. We urge Non-U.S. Holders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on the purchase, ownership and disposition of our common stock, including any reporting requirements.

In General. For most foreign investors, investment in a REIT that invests principally in mortgage loans (including CMBS) is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, generally would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends. The portion of dividends received by Non-U.S. Holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains (other than capital gain dividends to the extent that such capital gain dividends are attributable to gain from the sale of U.S. real property interests (“USRPIs”) as defined under Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) but treated as ordinary dividends (as discussed below)) and (3) not effectively connected with a U.S. trade or business of the Non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a Non-U.S. Holder and attributable to that holder’s share of our excess inclusion income. See “Taxation of TPG RE Finance Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the dividend income from a Non-U.S. Holder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

We expect to withhold (and any other applicable withholding agent, such as your broker, may withhold) U.S. federal income tax at the rate of 30% on any distributions made to a Non-U.S. Holder unless:

•	a lower treaty rate applies and the Non-U.S. Holder provides an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate;

•	the Non-U.S. Holder provides an IRS Form W-8ECI claiming that the distribution is income effectively connected with the Non-U.S. Holder’s trade or business; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (which is, absent an exception, subject to withholding as discussed below).

Non-Dividend Distributions. Unless our common stock constitutes a USRPI, which we do not currently anticipate, distributions that we make that are not dividends, that is, are not paid out of our earnings and profits, and are not attributable to gains from dispositions of USRPIs that we hold directly or through pass-through subsidiaries, will not be subject to U.S. federal income tax. A Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat (and any other applicable withholding agent, such as your broker, may treat) all distributions as made out of our current or accumulated earnings and profits and therefore may withhold at the applicable rate on the entire distribution.

If, contrary to our expectations, our common stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the Non-U.S. Holder’s proportionate share of our earnings and profits, and (2) the Non-U.S. Holder’s basis in our common stock, will be taxed under FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the Non-U.S. Holder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except with respect to the significant exception described below for 10% (or less) stockholders, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. federal income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See “—Taxation of Non-U.S. Holders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we generally will be required to withhold tax equal to 21% of any distribution to a Non-U.S. Holder to the extent attributable to gain from sales or exchanges by us of USRPIs. The amount withheld would be creditable against the Non-U.S. Holder’s U.S. tax liability. Distributions subject to FIRPTA may also be subject to a branch profits tax of up to 30% in the hands of a Non-U.S. Holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Dividends received by a Non-U.S. Holder that we properly designate as capital gains dividends and are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his or her capital gains.

Notwithstanding the foregoing, a distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to the 21% withholding tax described above, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Non-U.S. Holders—Ordinary Dividends”) if (1)(a) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, within the meaning of applicable U.S. Treasury Regulations, and (1)(b) the recipient Non-U.S. Holder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the capital gain dividend is received, or (2) the Non-U.S. Holder was treated as a “qualified shareholder” or “qualified foreign pension fund,” as discussed below. We believe that our common stock is currently “regularly traded” on an established securities exchange.

Dispositions of Our Common Stock. Unless our common stock constitutes a USRPI, a sale of our common stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our common stock will constitute a USRPI. However, we cannot assure you that our common stock will not become a USRPI.

Even if our common stock constitutes a USRPI, if it is regularly traded on an established securities market, within the meaning of applicable U.S. Treasury Regulations, a Non-U.S. Holder’s sale of such common stock would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling Non-U.S. Holder held 10% or less of our common stock (taking into account applicable constructive ownership rules) at all times during the five-year period ending on the date of the sale. We believe that our common stock is “regularly traded” on an established securities market.

There is also an exemption from FIRPTA taxation for sales of stock in “domestically controlled qualified investment entities” including REITs. A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by “foreign persons” within the meaning of the applicable U.S. Treasury Regulations. We cannot assure you that we are or will be a domestically controlled qualified investment entity. However, as noted above, we do not anticipate that our common stock will be a USRPI. Consequently, gain on the sale of our shares of common stock should not be subject to taxation under FIRPTA, even if we are not a domestically controlled qualified investment entity.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. Holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and, if our common stock were not regularly traded on an established securities market, within the meaning of applicable U.S. Treasury Regulations, the purchaser of the common stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (1) if the Non-U.S. Holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. Holder with respect to such gain, or (2) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA (but distributions attributable to our earnings and profits and not designated as capital gain dividends would remain subject to 30% (or lower applicable bilateral tax treaty rate or exemption) U.S. dividend withholding tax. In addition, a sale of our common stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation or other organization or arrangement: (1) which is created or organized under the law of a country other than the United States; (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered; (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income; (4) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates; and (5) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Information Reporting and Backup Withholding. Generally, information returns will be filed with the IRS in connection with distributions on our common stock and, depending on the circumstances, the proceeds from a sale or other taxable disposition of our common stock. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the Non-U.S. Holder’s country in which it resides under the provisions of an applicable treaty or agreement.

Payments of dividends or of proceeds from the disposition of shares made to a Non-U.S. Holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 or other applicable or successor form. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a Non-U.S. Holder is a U.S. person.

Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) and existing guidance issued thereunder will generally impose a 30% withholding tax on dividends in respect of our common stock held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements or (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether withholding is required. Although gross proceeds from the disposition of our common stock was also to be subject to these rules after December 31, 2018, proposed U.S. Treasury Regulations that may be relied upon have eliminated FATCA withholding on such payments. An intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury Regulations or other guidance, may modify these requirements. We will not pay any additional amounts to shareholders in respect of any amounts withheld. You are encouraged to consult with your tax advisor regarding the possible implications of FATCA on your investment in our common stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our common stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “Taxation of TPG RE Finance Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our capital stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our capital stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our capital stock, collectively own more than 50% of the value of our capital stock. Certain restrictions on ownership and transfer of our capital stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our capital stock, and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

Further, the present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in us. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock. We cannot predict how changes in the tax laws might affect our stockholders or us. New legislation, U.S. Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to continue to qualify as a REIT, or the U.S. federal income tax consequences to our stockholders and us of such qualification, or could have other adverse consequences, including with respect to ownership of our common stock. For example, lower revised tax rates for corporations, or for individuals, trusts and estates, might cause current or potential stockholders to perceive investments in REITs to be relatively less attractive than is the case under current law. Investors are urged to consult their tax advisors with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign taxes, and any foreign taxes that we incur will not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Vinson & Elkins L.L.P. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “Material U.S. Federal Income Tax Considerations” is based on the opinion Vinson & Elkins L.L.P. Certain matters of Maryland law will be passed upon for us by Venable LLP.

EXPERTS

The financial statements of TPG RE Finance Trust, Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus, and the effectiveness of TPG RE Finance Trust, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. Our common stock and our Series C Preferred Stock are listed and traded on the NYSE. We also maintain an internet site at www.tpgrefinance.com that contains information concerning us. The information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the securities being offered in this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and our securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus or any prospectus supplement or any free writing prospectus as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents, which have been filed with the SEC (File No. 001-38156), are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 20, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed on April 30, 2024;

•	our Current Report on Form 8-K filed with the SEC on May 15, 2024;

•

our definitive proxy statement on Schedule 14A filed with the SEC on April  3, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

•

the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on July 18, 2017, including all other amendments and reports filed for the purpose of updating such description; and

•

the description of our Series C Preferred Stock in our Registration Statement on Form 8-A filed with the SEC on June 10, 2021, including all other amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are deemed incorporated by reference into this prospectus and a part hereof from the date of filing of those documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus. Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus. Requests for such documents should be directed to:

TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Investor Relations

Telephone: (212) 601-4700

Email: IR@tpgrefinance.com

2,647,059 Shares

Common Stock

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the fees and expenses to be incurred by us in connection with the sale and distribution of the securities being registered hereunder. All amounts set forth below, other than the SEC registration fee, are estimated.

SEC Registration Fee	$3,235.04
Legal Fees and Expenses	125,000
Accounting Fees and Expenses	30,000
Miscellaneous	—

Total	$158,235.04

Item 15.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was (1) committed in bad faith or (2) the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation, or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, such indemnification is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•

any individual who is a present or former director or officer of our company and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have entered into customary indemnification agreements with each of our directors and executive officers obligating us to indemnify them to the maximum extent permitted under Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

The Exhibit Index appearing immediately before the signature pages below is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement

3.1	Articles of Amendment and Restatement of TPG RE Finance Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38156) filed on July 25, 2017)

3.2	Articles Supplementary reclassifying and designating 2,500,000 authorized but unissued shares of the Company’s Class A common stock, $0.001 par value per share, as additional shares of undesignated common stock, $0.001 par value per share, of the Company (incorporated by reference to Exhibit 3.1(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-38156) filed on February 19, 2020)

3.3	Articles Supplementary designating TPG RE Finance Trust, Inc.’s 11.0% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38156) filed on May 29, 2020)

3.4	Articles Supplementary designating TPG RE Finance Trust, Inc.’s 6.25% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form 8-A (File No. 001-38156) filed on June 10, 2021)

3.5	Articles Supplementary reclassifying and designating 7,000,000 authorized but unissued shares of TPG RE Finance Trust, Inc.’s 11% Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share, as additional shares of undesignated preferred stock, $0.001 par value per share, of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38156) filed on June 24, 2021)

3.2	Second Amended and Restated Bylaws of TPG RE Finance Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-38156) filed on February 19, 2020).

4.1	Specimen Common Stock Certificate of TPG RE Finance Trust, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11/A (File No. 333-217446) filed on June 21, 2017)

5.1**	Opinion of Venable LLP as to Maryland law

8.1**	Opinion of Vinson & Elkins L.L.P. as to certain U.S. federal income tax matters

23.1**	Consent of Venable LLP (included in Exhibit 5.1)

23.2**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

23.3**	Consent of Deloitte & Touche LLP

24.1**	Power of Attorney (included in the signature pages of this Registration Statement)

107**	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of June, 2024.

TPG RE FINANCE TRUST, INC.

By:	/s/ Doug Bouquard
Name:	Doug Bouquard
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of TPG RE Finance Trust, Inc., hereby severally constitute and appoint Robert Foley and Christopher Leahy, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Doug Bouquard Doug Bouquard	Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2024

/s/ Robert Foley Robert Foley	Chief Financial Officer (Principal Financial Officer)	June 21, 2024

/s/ Brandon Fox Brandon Fox	Chief Accounting Officer (Principal Accounting Officer)	June 21, 2024

/s/ Avi Banyasz Avi Banyasz	Chairman of the Board of Directors	June 21, 2024

/s/ Julie Hong Julie Hong	Director	June 21, 2024

/s/ Michael Gillmore Michael Gillmore	Director	June 21, 2024

Signature	Title(s)	Date

/s/ Todd Schuster Todd Schuster	Director	June 21, 2024

/s/ Wendy Silverstein Wendy Silverstein	Director	June 21, 2024

/s/ Bradley Smith Bradley Smith	Director	June 21, 2024

/s/ Gregory White Gregory White	Director	June 21, 2024